Exhibit (c)(i)
Project Top Hat MATERIALS PREPARED FOR DISCUSSION DRAFT - PRELIMINARY AND CONFIDENTIAL MARCH 25, 2009

Disclaimer The information herein has been prepared by Lazard Freres & Co. LLC ("Lazard") based upon information supplied by The Head Corporation ("Head") or Hat Television ("Hat") or that is publicly available, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by Head with respect to the anticipated future performance of Hat. We have assumed and relied upon the accuracy and completeness of the foregoing information, and have not independently verified (or assumed any responsibility for any independent verification of) any such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Hat or any other entity or concerning solvency or fair value of Hat or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of managements of Head and Hat as to the future financial performance of Hat; we assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein (other than any information relating to the U.S. tax treatment and U.S. tax structure of the transaction described herein) are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard. Lazard is acting as financial advisor to Head, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. PRELIMINARY AND CONFIDENTIAL PROJECT TOP HAT

PRELIMINARY AND CONFIDENTIAL I HAT: MARKET CAPITALIZATION AND TRADING DYNAMICS 1 II PRELIMINARY FINANCIAL ANALYSIS SUMMARY 8 Appendix: Selected Minority Buy-Outs Premia Schedule Appendix: Selected Minority Buy-Outs Premia Schedule 22 Table of Contents PROJECT TOP HAT

I Hat: Market Capitalization and Trading Dynamics PROJECT TOP HAT DRAFT - PRELIMINARY AND CONFIDENTIAL

1 The Media Sector: Recent Stock Price Trading Performance Most companies within the media sector continue to underperform the broader indices given, among other things, the significant decline in advertising spending and migration to online vehicles, with market prices in the newspapers, television and radio sectors sharply lower due to deep cyclical and secular changes. Source: FactSet, weighted for market cap and based on total returns. Note: Newspaper index includes Gannett, New York Times, McClatchy, Journal Register, Journal Communications, GateHouse Media, Lee Enterprises, Media General, A.H. Belo and E.W. Scripps, Excludes Washington Post and Dow Jones; Cable index includes Comcast, Cablevision, Mediacom and Time Warner Cable; Radio index includes Beasley, Citadel, Cox Radio, Cumulus, Emmis, Entercom, Radio One, Regent, Saga and Salem; TV index includes Gray, Hat, LIN, Nexstar, Sinclair and Young Broadcasting; Large Cap Entertainment index includes CBS, Disney, Liberty Media, News Corp., Time Warner and Viacom; Internet index includes Amazon, eBay, Google, IAC and Yahoo!; Outdoor Advertising index includes Lamar and Clear Channel Outdoor E.W. Scripps data from July 2, 2008. A.H. Belo data from February 11, 2008. EQUITY RETURNS: TV SINCE JANUARY 1, 2008 0 20 40 60 80 100 120 140 1-Jan-08 15-Mar-08 29-May-08 11-Aug-08 25-Oct-08 7-Jan-09 23-Mar-09 Cable (42.1%) TV (90.7%) Newspapers (90.3%) S&P 500 (44.0%) Internet (45.6%) Radio (86.6%) Large Cap Ent. (53.9%) Outdoor Ad. (83.2%) 2009 Since Since YTD 2008 (a)(b) 2007 Belo Corp. (49.5%) (94.0%) (94.1%) E.W. Scripps (17.6%) (82.0%) (83.6%) Entravision (70.5%) (94.1%) (94.4%) Fisher (42.2%) (65.6%) (70.5%) Gray 10.0% (94.3%) (93.7%) Hat (62.7%) (89.5%) (90.8%) LIN TV (8.3%) (91.8%) (89.9%) Media General 37.1% (87.2%) (92.5%) Nexstar 35.0% (92.5%) (85.2%) Sinclair (67.7%) (85.8%) (88.3%) Young Broadcasting (81.0%) (99.4%) (99.8%) Average (28.9%) (88.7%) (89.3%) TV Newspaper S&P 500 Internet Radio Large Cap Entertainment Cable Outdoor Ad

Hat: Financial Projections and Leverage Summary ($ in millions) Bullet starts here Source: Hat Management Projections provided by Head as of February 23, 2009. (a) Based on Trailing 12-month Adjusted EBITDA per Hat Management Projections. 2 CONSIDERATIONS Per Head management, Lazard's preliminary financial analysis utilized 2009 - 2013 Hat management projections under two cases ("Base Case" and "Sensitivity Case") Both cases reflect 2009 - 2010 estimates that are higher than current Wall Street estimates for Hat The pending refinancing of Hat indebtedness under both cases is projected by Hat management to result in materially higher interest costs to its standalone business Hat year-to-date financial performance is currently in line with the Sensitivity Case for 2009E FINANCIAL SUMMARY 2008A 2009E 2010E 2011E 2012E 2013E Base Case EBITDA (Bank Definition) $216.5 $149.8 $232.5 $191.0 $280.0 $216.1 Total Debt / LTM EBITDA (a) 3.65x 5.02x 2.61x 2.65x 1.27x 1.37x Interest Coverage 4.25x 2.35x 3.62x 3.82x 7.63x 8.45x Sensitivity Case EBITDA (Bank Definition) $216.5 $106.0 $187.2 $145.0 $279.5 $169.0 Total Debt / LTM EBITDA (a) 3.65x 7.48x 3.72x 4.43x 2.12x 3.06x Interest Coverage 4.25x 1.63x 2.65x 2.34x 4.95x 3.39x

DRAFT — PRELIMINARY AND CONFIDENTIAL

PROJECT TOP HAT | HAT: MARKET CAPITALIZATION AND TRADING DYNAMICS

Hat: Market Capitalization and Trading Multiples

($ in millions, except per share data)

Summary Capitalization

Stock Price (as of 3/23/09)	**$2.26**	
% 52 week high	*9.2%*	
% 52 week low	*163.8%*	
Class A & B Basic Shares Out.[a]	94.1	
Diluted Shares Outstanding	**94.1**	
Equity Market Capitalization	**$213**	
Memo: Value of Minority Stake	$39	
	Valued at Book	**Valued at Market [c]**
Revolving Credit Facilities [d]	$336	$336
Senior Notes	282	161
Private Placement Debt	180	180
Capital Lease Obligations	0	0
Plus: Total Debt (at Market Value)	**$798**	**$677**
Less: Cash and Cash Equivalents	($7)	**($7)**
Enterprise Value	**$1,003**	**$883**
Less: Investments (@ Book Value)	(27)	(27)
Adjusted Enterprise Value	**$976**	**$856**

Trading Multiples (Hat Management Estimates)

Base Case			
Adjusted Enterprise Value /		**(at Book)**	**(at Market)**
2009E EBITDA [b]	$143	6.8x	6.0x
09/10E Average EBITDA [b]	184	5.3	4.6
Sensitivity Case			
Adjusted Enterprise Value /		**(at Book)**	**(at Market)**
2009E EBITDA [b]	$99	9.9x	8.6x
09/10E Average EBITDA [b]	140	7.0	6.1

Summary Debt Pricing

	Face Value	Mkt. Price (03/23/09)	Mkt. Value (03/23/09)
Revolving Credit Facilities [d]	$336	100%[e]	$336
7.0% Senior Notes due 2018	166	53.0%	88
7.5% Senior Notes due 2027	116	63.2%	73
Private Placement Debt	180	100%[e]	180
Total Debt [d]	**$798**	**84.9%**	**$677**

Source: *Hat public filings, Hat Management Projections provided by Head as of February 23, 2009, FactSet and Bloomberg.*

(a) Includes 0.421 million RSUs.

(b) EBITDA after non-cash stock-based compensation expense and excluding equity income from unconsolidated investments.

(c) Market value of debt as of March 23, 2009.

(d) Reflects $0.07 per share quarterly cash dividend paid on January 15, 2009 from drawdown of revolver.

(e) Market value assumed to reflect 100% of outstanding principal amount.

3 | LAZARD

Hat: Historical Stock Price Trading Performance (Last 3 Years) $24.50 (9/18/08) Float and Liquidity (in millions) Public Float Total Shares Outstanding Volume Statistics (shares in millions) Avg. Daily Volume (LTM) % Total Shares Outstanding % of Float 4.597 4.9% 97 QOL Avg. Monthly Volume % Total Shares Outstanding % of Float Volume Weighted Volume Weighted Last 6-month Avg. Last 3-month Avg. Last 2-month Avg. Last 1-month Avg. Current (3/23/09) 5.00 3-Year Average LTM Average LTM High LTM Low 19.51 14.14 24.50 1.38 0.00 23 Mar 06 21 Sep 06 23 Mar 07 23 Mar 07 22 Mar 08 22 Mar 08 23 Mar 09 Source: FactSet. Note: Over the past three years, Hat reached a high closing stock price of $27.87 on April 17,2007 and a low closing stock price of $1.46 on March 2,2009.

Hat: Historical Stock Price Trading Performance (Last 12 Months) 5 Source: FactSet. 0 20 40 60 80 100 120 140 24 Mar 08 23 May 08 23 Jul 08 22 Sep 08 21 Nov 08 21 Jan 09 23 Mar 09 Hat S&P 500 Indexed Price 27 Mar 08 Declares quarterly dividend of $0.07 7 Jul 08 Hat Stations Receive Five National Murrow Awards 1 May 08 Reports 1Q EPS of $0.11 vs. $0.05 a year earlier; beating consensus estimates of $0.07 1 Aug 08 Reports 2Q EPS of $0.15 vs. $0.18 a year earlier; missing consensus estimates of $0.20 30 Oct 08 Reports 3Q EPS of $0.12 vs. $0.10 a year earlier; missing consensus of $0.20 15 Dec 08 Declares quarterly dividend of $0.07 25 Feb 09 Reports 4Q Loss of $5.52 per share mainly due to non-cash impairment charge

Hat: Historical Stock Price Trading Volume Overview Source: FactSet. Note: As of March 23, 2009. 6 PERCENT OF VOLUME WH ICH TRADED BELOW EAC H STOCK PRICE (LAST ONE MONTH) 50.0% 67.6% 72.7% 72.7% 83.2% 88.8% 100.0% 100.0% 14.3% 37.3% 0.0 25.0 50.0 75.0 100.0 125.0% < $1.70 < $1.75 < $1.80 < $1.85 < $1.90 < $1.95 < $2.00 < $2.05 < $2.10 < $2.15 PERCENT OF VOLUME WH ICH TRADED BELOW EAC H STOCK PRICE (LAST 12 MONTHS) 9.6% 20.7% 28.2% 30.4% 32.4% 36.5% 39.6% 71.7% 99.1% 100.0% 0.0 25.0 50.0 75.0 100.0 125.0% < $4.75 < $7.00 < $9.25 < $11.50 < $13.75 < $16.00 < $18.25 < $20.50 < $22.75 < $25.00

Hat: Stockholder Ownership Overview 7 Source: FactSet and Hat public filings. HAT SUMMARY OWNERSHI P Holder Position (thousands) % Outstanding Shares Report Date Insiders Head 76,800.6 81.6% 06-Aug-08 Harry Hawks 87.3 0.1% 21-Mar-08 David Pulver 71.4 0.1% 12-Aug-08 Robert Marbut 51.2 0.1% 21-Nov-08 Other Insiders 175.4 0.2% Total Insiders 77,185.9 82.0% Institutional Owners Private Capital Management 7,724.1 8.2% 31-Dec-08 Dimensional Fund Advisors 1,473.8 1.6% 31-Dec-08 GW Capital 1,404.5 1.5% 31-Dec-08 Vanguard Group 842.2 0.9% 31-Dec-08 Barclays Global Investors 671.4 0.7% 31-Dec-08 Renaissance Technologies 628.1 0.7% 31-Dec-08 MFP Investors 282.1 0.3% 31-Dec-08 American Century Investment Mgmt. 272.0 0.3% 31-Dec-08 Northern Trust Investments 261.8 0.3% 31-Dec-08 State Street Global Advisors 258.0 0.3% 31-Dec-08 Top 10 Institutions 13,818.0 14.7% Other Investors 3,089.7 3.3% Total 94,093.6 100.0% Memo: Total Shares to Own 90% of Company 84,684.3 Remaining Shares to be Purchased by Head for 90% Interest 7,883.6 Illustrative Offer Price: $2.26 $2.50 $3.00 $4.00 $5.00 $6.00 Implied Premium 0.0% 10.6% 32.7% 77.0% 121.2% 165.5% Amount to Purchase Remaining Shares ($mm) $39.1 $43.2 $51.9 $69.2 $86.5 $103.8

II Preliminary Financial Analysis Summary PROJECT TOP HAT DRAFT - PRELIMINARY AND CONFIDENTIAL

Hat: Financial Projections Summary ($ in millions) Source: Hat public filings and Hat Management Projections provided by Head as of February 23, 2009. EBITDA after stock-based compensation and excluding equity income from unconsolidated investments. 8 BASE CASE - HISTORICAL AND PROJECTED EBITD A AND GROWTH $258.4 $287.9 $229.2 $208.5 $142.9 $225.6 $184.1 $273.1 $209.2 (23.4%) 11.4% 48.3% (18.4%) 57.9% (31.5%) (9.0%) (20.4%) 100 150 200 250 300 $350 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E EBITDA (a) -50% -25% 0% 25% 50% 75% 100% Y-o-Y Growth CAGR 2005A/2009E: (13.8%) CAGR 2009E/2013E: 10.0% SENSITIVITY CASE - HIS TORICAL AND PROJECTE D EBITDA AND GROWTH $258.4 $287.9 $229.2 $208.5 $99.1 $180.3 $138.1 $272.6 $162.1 (40.5%) 11.4% 97.3% (23.4%) 82.0% (52.5%) (9.0%) (20.4%) 50 100 150 200 250 300 $350 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E EBITDA (a) -75% -50% -25% 0% 25% 50% 75% 100% Y-o-Y Growth CAGR 2005A/2009E: (21.3%) CAGR 2009E/2013E: 13.1%

DRAFT — PRELIMINARY AND CONFIDENTIAL

PROJECT TOP HAT

II PRELIMINARY FINANCIAL ANALYSIS SUMMARY

Hat: Preliminary Financial Analysis Summary

METHODOLOGY		BASE CASE	SENSITIVITY CASE
52-Week Trading Range	Intra-day Stock Prices	$1.38 – $24.50	$1.38 – $24.50
Equity Research Current Target Prices[a]	NPV Discounted at 19.6%	$1.65 – $2.50	$1.65 – $2.50
Selected Company Analysis[b]	4.5x – 6.0x Avg. 2009E/10E EBITDA	$2.00 – $4.90	$0.00 – $2.05
Selected Precedent Transaction Analysis: Minority Buyouts	15% – 35% Premium to Current	$2.60 – $3.05	$2.60 – $3.05
Selected Precedent Transaction Analysis: Hypothetical Change of Control[b][c]	[7.0x] – [8.5x][d] Avg. 2009E/10E EBITDA	[$5.60] – [$8.55]	[$2.25] – [$4.50]
DCF Analysis	Terminal Avg. 2012E/13E EBITDA Multiples of 4.5x – 6.0x WACC: 9.0% – 12.0%	$3.20 – $7.05	$2.25 – $5.80

Closing Stock Price $2.26 as of 3/23/09 (Base Case)

Closing Stock Price $2.26 as of 3/23/09 (Sensitivity Case)

Note:

- **Selected methodologies highlighted for relevance**

(a) Discounted to present value at cost of equity of 19.6% (assumed Hat cost of equity); assumes target period of 12 months.
(b) Based on 2009/10E Average EBITDA of $184.2 million in the Base Case and $139.7 million in the Sensitivity Case and on market value of debt as of March 23, 2009.
(c) Head owns 81.6% of Hat and has stated it is not interested in selling any of its Hat shares. This analysis is bracketed and shown for illustrative purposes only given the absence of a change of control transaction in light of Head's stated position. Based on book value of outstanding Hat debt as of December 31, 2008 per Hat public filings.
(d) There have been no recent material precedent transactions with publicly disclosed transaction multiples. Based on premiums from recent transactions announced from 2006 and 2007.

9 | LAZARD

Hat: Illustrative Transaction Offer Price Matrix ($ in millions, except per share data) Source:: Hat Management Projections provided by Head as of February 23, 2009 and FactSet. (a) EBITDA after non-cash stock-based compensation expense and excluding equity income from unconsolidated investments. 10 Implied Transaction Data at Various Illustrative Offer Prices Closing Stock Price as of: 3/23/09 Illustrative Offer Price $2.26 $2.50 $3.00 $4.00 $5.00 $6.00 Implied Premium - 10.6% 32.7% 77.0% 121.2% 165.5% FD Shares Outstanding 94.1 94.1 94.1 94.1 94.1 94.1 Market Value $213 $235 $282 $376 $470 $565 Net Debt (at Book Value) 791 791 791 791 791 791 Enterprise Value $1,003 $1,026 $1,073 $1,167 $1,261 $1,355 Less: Unconsolidated Investments (27) (27) (27) (27) (27) (27) Adjusted Enterprise Value $976 $999 $1,046 $1,140 $1,234 $1,328 Memo: Implied Value of Minority Stake $39 $43 $52 $69 $86 $104 Base Case Adj. Enterprise Value as a Multiple of: 2009E EBITDA (a) $143 6.8x 7.0x 7.3x 8.0x 8.6x 9.3x Avg. FY2009E/10E EBITDA (a) 184 5.3 5.4 5.7 6.2 6.7 7.2 Sensitivity Case Adj. Enterprise Value as a Multiple of: 2009E EBITDA (a) $99 9.9x 10.1x 10.6x 11.5x 12.5x 13.4x Avg. FY2009E/10E EBITDA (a) 140 7.0 7.2 7.5 8.2 8.8 9.5 Implied Premium/(Discount) to: 1- Week Prior $2.02 11.9% 23.8% 48.5% 98.0% 147.5% 197.0% 4-Week Prior 1.75 29.1% 42.9% 71.4% 128.6% 185.7% 242.9% 1- Month Average 1.76 28.7% 42.4% 70.9% 127.8% 184.8% 241.7% 12- Month Average 14.56 (84.5%) (82.8%) (79.4%) (72.5%) (65.7%) (58.8%) 52-Week High 24.50 (90.8%) (89.8%) (87.8%) (83.7%) (79.6%) (75.5%)

Equity Research: Current Target Prices Source: Wall Street Research. (a) Discounted to present value at cost of equity of 19.6% (assumed Hat cost of equity); assumes target period for stock price of 12 months. 11 ANALYST STOCK PRICE TARGETS STOCK PRICE TARGET BROKER DATE OF REPORT RECOMMENDATION STOCK PRICE AT REPORT DATE CURRENT PRESENT VALUE (a) Wedbush Morgan 3/5/2009 Hold $1.70 $2.00 $1.67 Barrington Research 2/26/2009 Market Perform 1.89 - - Wachovia Capital 2/25/2009 Market Perform 1.67 $2.00 - $3.00 $1.67 - $2.51 JP Morgan 2/25/2009 Neutral 1.67 - - Average $2.33 $2.09 Median 2.00 1.67 Low - High Range $2.00 - $3.00 $1.67 - $2.51

DRAFT — PRELIMINARY AND CONFIDENTIAL

PROJECT TOP HAT

II PRELIMINARY FINANCIAL ANALYSIS SUMMARY

Selected Companies: Television Industry

($ in millions)

Selected companies include "pure play" and diversified entities with significant operations in the TV broadcasting sector.

U.S. TV SELECTED COMPANIES

Company	Stock Price 3/23/2009	Stock Price % 52W High	Market Value	Enterprise Value Book Debt	Enterprise Value Market Debt	EV (Debt at Book)/EBITDA 2009E	EV (Debt at Book)/EBITDA Average 09/10E	EV (Debt at Book)/EBITDA 2010E	EV (Debt at Book)/BCF 2009E	EV (Debt at Book)/BCF Average 09/10E	EV (Debt at Book)/BCF 2010E	EV (Debt at Market)/EBITDA 2009E	EV (Debt at Market)/EBITDA Average 09/10E	EV (Debt at Market)/EBITDA 2010E	EV (Debt at Market)/BCF 2009E	EV (Debt at Market)/BCF Average 09/10E	EV (Debt at Market)/BCF 2010E
Pure Play:																	
Sinclair	$1.00	10.0%	$81	$1,389	$767	8.9x	8.3x	7.9x	7.7x	7.2x	6.8x	4.9x	4.6x	4.3x	4.2x	4.0x	3.8x
Belo Corp	0.75	6.6%	77	1,158	871	5.9x	5.5x	5.2x	5.1x	4.8x	4.5x	4.4x	4.1x	3.9x	3.8x	3.6x	3.4x
LIN	1.00	8.9%	52	729	531	7.5x	7.0x	6.5x	6.2x	5.8x	5.5x	5.5x	5.1x	4.7x	4.5x	4.2x	4.0x
Gray	0.44	6.6%	24	872	474	12.1x	NA	NA	10.3x	NA	NA	6.6x	NA	NA	5.6x	NA	NA
Nexstar	0.69	10.6%	20	666	356	7.9x	7.4x	7.0x	6.9x	6.5x	6.2x	4.2x	4.0x	3.8x	3.7x	3.5x	3.3x
					Median	**7.9x**	**7.2x**	**6.8x**	**6.9x**	**6.2x**	**5.8x**	**4.9x**	**4.4x**	**4.1x**	**4.2x**	**3.8x**	**3.6x**
					Average	**8.5**	**7.1**	**6.7**	**7.2**	**6.1**	**5.8**	**5.1**	**4.5**	**4.2**	**4.4**	**3.8**	**3.6**
Diversified:																	
E.W. Scripps	$1.82	16.0%	$99	$124	$124	3.4x	3.1x	2.8x	1.8x	1.7x	1.7x	3.4x	3.1x	2.8x	1.8x	1.7x	1.7x
Media General	2.40	8.8%	55	778	559	7.5x	NA	NA	5.9x	NA	NA	5.4x	NA	NA	4.2x	NA	NA
Entravision	0.46	6.2%	40	382	279	6.2x	6.1x	5.9x	5.1x	4.9x	4.8x	4.5x	4.4x	4.3x	3.7x	3.6x	3.5x
					Median	**6.2x**	**4.6x**	**4.4x**	**5.1x**	**3.3x**	**3.2x**	**4.5x**	**3.7x**	**3.6x**	**3.7x**	**2.7x**	**2.6x**
					Average	**5.7**	**4.6**	**4.4**	**4.2**	**3.3**	**3.2**	**4.4**	**3.7**	**3.6**	**3.2**	**2.7**	**2.6**
Hat - Equity Research	**$2.26**	**9.2%**	**$213**	**$976**	**$856**	**9.4x**	**7.5x**	**6.2x**	**7.6x**	**6.2x**	**5.3x**	**8.2x**	**6.5x**	**5.4x**	**6.6x**	**5.5x**	**4.7x**
Hat - Base Case	**$2.26**	**9.2%**	**$213**	**$976**	**$856**	**6.8x**	**5.3x**	**4.3x**	**5.5x**	**4.5x**	**3.8x**	**6.0x**	**4.6x**	**3.8x**	**4.8x**	**3.9x**	**3.3x**
Hat - Sensitivity Case	**$2.26**	**9.2%**	**$213**	**$976**	**$856**	**9.9x**	**7.0x**	**5.4x**	**7.3x**	**5.6x**	**4.5x**	**8.6x**	**6.1x**	**4.7x**	**6.4x**	**4.9x**	**4.0x**

Source: Public Filings and FactSet as of March 23, 2009. Hat Management Projections provided by Head as of February 23, 2009.

Note: "NA" = Not Publicly Available. Multiples in Base and Sensitivity cases based on 2009/10E Average EBITDA of $184.2 million in the Base Case and $139.7 million in the Sensitivity Case. EBITDA after non-cash stock-based compensation expense and excluding equity income from unconsolidated investments.

12 LAZARD

Selected Precedent Transactions (Minority Buy-Outs): Premia and Form of Consideration Source: SDC and public filings. Note: Includes selected US minority buy-out transactions over $250 million since January 1, 2000 and over $50 million since August 1, 2007 in which owner of 50% or more of the economics/voting interest acquires remaining public shares. Based on publicly available data as of March 23, 2009. 13 SELECTED MINORITY BU Y - OUTS SINCE 2000 MEDIAN INITIAL PRICE PREMIUM TO PRICE BE FORE ANNOUNCEMENT 13.8% 2.4% 14.8% 15.0% 12.7% 7.5% 14.0% 16.7% 22.1% 11.4% 16.7% 15.9% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% Cash Only (24 Deals) Stock Only (13 Deals) Cash/Stock (5 Deals) All Deals (42 Deals) 1 Day 1 Week 4 Weeks Prior to Announcement

Selected Precedent Transactions (Minority Buy-Outs): Initial Price Premium for Cash Offers Source: SDC and public filings. Note: Includes selected US minority buy-out transactions over $250 million since January 1, 2000 and over $50 million since August 1, 2007 in which owner of 50% or more of the economics/voting interest acquires remaining public shares. Based on publicly available data as of March 23, 2009. 14 SELECTED MINORITY BU Y - OUTS SINCE 2000 MEDIAN INITIAL PRICE PREMIUM TO PRICE BE FORE ANNOUNCEMENT 12.5% 15.8% 15.9% 17.5% 17.2% 15.9% 15.0% 14.6% 14.4% 15.5% 21.2% 16.7% 13.8% 16.3% 21.0% 0% 5% 10% 15% 20% 25% 30% 0-10% 10-20% 20-30% 30-40% 40-50% All 1 Day 1 Week 4 Weeks Prior to Announcement % Not Held by Controlling Shareholder 0 Deal 7 Deals 6 Deals 6 Deals 5 Deals 24 Deals

Selected Precedent Transactions (Minority Buy-Outs): Final Price Premium for Cash Offers Source: SDC and public filings. Note: Includes selected US minority buy-out transactions over $250 million since January 1, 2000 and over $50 million since August 1, 2007 in which owner of 50% or more of the economics/voting interest acquires remaining public shares. Based on publicly available data as of March 23, 2009. 15 SELECTED MINORITY BU Y - OUTS SINCE 2000 MEDIAN FINAL PRICE P REMIUM TO PRICE BEFO RE ANNOUNCEMENT 24.5% 33.1% 31.9% 35.2% 28.6% 33.6% 31.8% 35.5% 32.5% 28.9% 23.9% 32.9% 32.8% 24.7% 20.3% 0% 10% 20% 30% 40% 50% 0-10% 10-20% 20-30% 30-40% 40-50% All 1 Day 1 Week 4 Weeks Prior to Announcement % Not Held by Controlling Shareholder 0 Deal 7 Deals 6 Deals 6 Deals 5 Deals 24 Deals

DRAFT — PRELIMINARY AND CONFIDENTIAL

PROJECT TOP HAT

II PRELIMINARY FINANCIAL ANALYSIS SUMMARY

Selected Precedent Transactions: Television Industry

($ in millions)

SELECT PRECEDENT TV BROADCASTING TRANSACTIONS

				Estimated Multiples							
				LTM		Current Year		Blended Current/Forward		Forward Year	
Ann. Date	Acquiror	Target	Transaction Value	BCF	EBITDA	BCF	EBITDA	BCF	EBITDA	BCF	EBITDA
01/28/09	Various [a]	Media General (5 stations)	$100 *	-	-	-	-	-	-	-	-
			Average	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**
			Median	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**
07/14/08	Bonten Media Group	Landmark (WTVF) [b]	$210 *	-	-	-	-	10.7x	-	-	-
07/14/08	London Broadcasting	Drewry Communications	115 *	-	-	-	-	11.5	-	-	-
			Average	**-**	**-**	**-**	**-**	**11.1x**	**-**	**-**	**-**
			Median	**-**	**-**	**-**	**-**	**11.1**	**-**	**-**	**-**
12/22/07	Oak Hill	News Corp. (8 Fox TV stations) [c]	$1,100 *	9.8x	-	9.8x	-	9.5x	-	9.2x	-
11/12/07	Raycom Media	Lincoln National Corp. (3 stations)	548 *	13.0	-	13.1	-	12.1	-	11.2	-
08/24/07	Head	Hat (withdrawn)	600	10.3	11.8x	11.3	12.9x	10.2	11.5	9.3	10.3x
08/24/07	Head	Hat (Wall Street research est.)	$27 Offer	11.5	13.1	12.5	14.4	11.3	12.8	10.3	11.5
07/24/07	New Vision Television	Montecito Broadcast	330 *	-	-	-	-	13.8	-	-	-
04/20/07	Providence Equity	Clear Channel TV	1,100 *	12.9	13.9	15.7	17.4	13.8	15.3	12.4	13.6
02/07/07	Cerberus	CBS (Selected stations)	185 *	14.1	-	13.8	-	-	-	-	-
01/03/07	Oak Hill	New York Times (Broadcasting)	575 *	13.9	-	14.9	-	13.2	-	11.9	-
			Average [d]	**12.5x**	**13.5x**	**13.3x**	**15.9x**	**12.3x**	**14.0x**	**11.0x**	**12.6x**
			Median [d]	**13.0**	**13.5**	**13.4**	**15.9**	**12.7**	**14.0**	**11.2**	**12.6**
11/14/06	Bonten Media	BlueStone TV	$230	-	-	-	-	11.7x	-	-	-
04/06/06	Media General	NBC (4 stations)	$600 *	14.3x	-	13.0x	-	-	-	-	-
03/27/06	Barrington Broadcasting	Raycom Media (12 stations)	262 *	12.7	14.6	-	-	-	-	-	-
09/28/05	Blackstone/SJL Broadcasting	Emmis Communications (4 stations)	259 *	13.3	13.5	14.8	-	-	-	-	-
08/25/05	Raycom Media	Liberty Corp.	987	11.1	14.2	12.3	-	-	-	-	-
08/19/05	Journal Communications	Emmis (3 stations)	235 *	16.4	17.7	13.7	-	-	-	-	-
08/19/05	Gray Television	Emmis (WSAZ station)	186 *	10.4	15.5	14.9	-	-	-	-	14.4x
08/19/05	Lin TV	Emmis (5 stations)	260 *	12.7	15.1	14.9	-	-	-	-	14.0
02/09/05	Lin TV	Viacom (2 stations)	85 *	10.6	-	12.0	-	-	-	-	-
12/02/04	Viacom	Sinclair (KOVR-TV)	285 *	15.0	-	-	-	-	-	-	-
			Average	**13.0x**	**15.1x**	**13.7x**	**-**	**11.7x**	**-**	**-**	**14.2x**
			Median	**12.7**	**14.8**	**13.7**	**-**	**11.7**	**-**	**-**	**14.2**

Source: Public filings and Wall Street Research.

Note: * denotes asset sales.

(a) WCWJ was sold on January 28, 2009, WTVQ was sold on May 13, 2008, WMBB and KALB were sold on July 16, 2008 and WNEG was sold on October 15, 2008.

(b) Transaction was withdrawn.

(c) Based on revised offer price of $1.1 billion (down from $1.2 billion).

(d) Excludes Head/Hat (withdrawn) transaction.

16 LAZARD

Selected Precedent Transactions: Historical Premium to Trading Multiples TV broadcasting transaction multiples from 2005-2007 generally occurred at a premium range of 2.1x - 3.4x multiple points above the then average LTM EBITDA trading multiple for the sector (although steadily declined over the period). 17 (a) Based on publicly available TV Broadcasting transactions announced since 2004 as shown on previous page. (b) Based on the average of trading multiples of: Entravision, Gray, Hat, LIN, Nexstar, Sinclair, E.W. Scripps and Belo. Trading multiples calculated at the time the M&A transactions considered were announced. SELECTED PRECEDENT T V TRANSACTION MULTIP LES - LTM EBITDA ( a ) 15.2x 14.6x 13.5x 2005 (5 transactions) 2006 (1 transaction) 2007 (3 transactions) SELECTED PUBLIC TV T RADING MULTIPLES - L TM EBITDA ( b ) 11.8x 11.4x 11.4x 2005 2006 2007 TV TRANSACTION PREMI UM TO TRADING MULTIP LES - LTM EBITDA IMPLIED PREMIUM TO CURRENT TV TRADING M ULTIPLES 3.4x 3.2x 2.1x 2005 2006 2007 3.4x 2.1x 2009

Preliminary Discounted Cash Flow Analysis-Base Case ($ in millions, except per share data) Source: Hat public filings and Hat Management Projections provided by Head as of February 23, 2009. (a) Excluding equity income from unconsolidated investments. (b) Debt at book value. Balance sheet data as of December 31, 2008. Pro forma for $0.07 cash dividend paid on January 15, 2009. Net of $27 million of unconsolidated investments. 18 DISCOUNTED CASH FLOW ANALYSIS - BASE CASE Fiscal Year Ending on December 31, Average 2008A 2009E 2010E 2011E 2012E 2013E 2012/13E Revenues $721 $641 $726 $680 $767 $707 $737 % Growth (11.1%) 13.3% (6.4%) 12.9% (7.8%) EBITDA before Stock-based Comp. (a) $216 $150 $233 $191 $280 $216 $248 % Growth (36.9%) 55.3% (17.9%) 46.6% (22.8%) EBITDA after Stock-based Comp. (a) $209 $143 $226 $184 $273 $209 $241 % Growth (39.8%) 57.9% (18.4%) 48.3% (23.4%) EBIT $151 $101 $173 $132 $220 $156 Plus: Depreciation & Amortization 56 53 53 52 53 53 Plus: Stock Based Compensation 8 7 7 7 7 7 Plus: Amortization of Program Rights 76 75 75 68 59 59 Less: Cash Taxes @ 40% (61) (40) (69) (53) (88) (62) Less: Change in Working Capital 0 (6) 17 18 17 21 Less: CapEx (37) (15) (20) (30) (33) (35) Less: Program Rights (73) (76) (76) (68) (60) (60) Less: Other (5) (11) 0 0 0 0 Less: Pensions (10) (10) (10) (10) Unlevered Free Cash Flow $77 $149 $117 $166 $139 % Growth 94.9% (21.7%) 42.0% PV of Terminal Value at Implied Enterprise Value at Implied Perpetuity Growth Rate at Discount PV of Avg. 2012/13 EBITDA Multiple of Avg. 2012/13 EBITDA Multiple of Avg. 2012/13 EBITDA Multiple of Rate FCF to 2011E 4.50x 5.25x 6.00x 4.50x 5.25x 6.00x 4.50x 5.25x 6.00x 9.0% $404 $769 $897 $1,025 $1,173 $1,301 $1,429 (3.4%) (1.8%) (0.6%) 10.0% 395 741 865 988 1,136 1,259 1,383 (2.5%) (0.9%) 0.3% 11.0% 385 715 834 953 1,100 1,219 1,338 (1.6%) (0.0%) 1.2% 12.0% 376 689 804 919 1,066 1,181 1,296 (0.8%) 0.9% 2.2% Implied Equity Value at Implied Stock Price at Discount Net Avg. 2011/12 EBITDA Multiple of Avg. 2011/12 EBITDA Multiple of Rate Debt (b) 4.50x 5.25x 6.00x 4.50x 5.25x 6.00x 9.0% $764 $409 $537 $665 $4.35 $5.71 $7.07 10.0% 764 372 496 619 3.95 5.27 6.58 11.0% 764 336 456 575 3.58 4.84 6.11 12.0% 764 302 417 532 3.21 4.43 5.66 + =

Preliminary Discounted Cash Flow Analysis-Sensitivity Case ($ in millions, except per share data) Source: Hat public filings and Hat Management Projections provided by Head as of February 23, 2009. (a) Excluding equity income from unconsolidated investments. (b) Debt at book value. Balance sheet data as of December 31, 2008. Pro forma for $0.07 cash dividend paid on January 15, 2009. Net of $27 million of unconsolidated investments. 19 DISCOUNTED CASH FLOW ANALYSIS - SENSITIVITY CASE Fiscal Year Ending on December 31, Average 2008A 2009E 2010E 2011E 2012E 2013E 2012/13E Revenues $721 $596 $680 $632 $767 $659 $713 % Growth (17.3%) 14.1% (7.0%) 21.3% (14.1%) EBITDA before Stock-based Comp. (a) $216 $106 $187 $145 $279 $169 $224 % Growth (55.4%) 76.6% (22.5%) 92.7% (39.5%) EBITDA after Stock-based Comp. (a) $209 $99 $180 $138 $273 $162 $217 % Growth (58.3%) 82.0% (23.4%) 97.3% (40.5%) EBIT $151 $57 $127 $86 $219 $109 Plus: Depreciation & Amortization 56 53 53 52 53 53 Plus: Stock Based Compensation 8 7 7 7 7 7 Plus: Amortization of Program Rights 76 75 75 68 59 59 Less: Cash Taxes @ 40% (61) (23) (51) (34) (88) (44) Less: Change in Working Capital 0 (3) 19 25 66 37 Less: CapEx (37) (15) (15) (30) (33) (35) Less: Program Rights (73) (76) (76) (68) (60) (60) Less: Other (5) (11) 0 0 0 0 Less: Pensions (10) (10) (10) (10) Unlevered Free Cash Flow $54 $129 $96 $214 $127 % Growth 138.2% (25.8%) 124.4% PV of Terminal Value at Implied Enterprise Value at Implied Perpetuity Growth Rate at Discount PV of Avg. 2012/13 EBITDA Multiple of Avg. 2012/13 EBITDA Multiple of Avg. 2012/13 EBITDA Multiple of Rate FCF to 2011E 4.50x 5.25x 6.00x 4.50x 5.25x 6.00x 4.50x 5.25x 6.00x 9.0% $384 $693 $808 $924 $1,077 $1,192 $1,307 (3.5%) (1.9%) (0.6%) 10.0% 374 668 779 890 1,042 1,153 1,264 (2.6%) (1.0%) 0.3% 11.0% 364 644 751 859 1,009 1,116 1,223 (1.7%) (0.1%) 1.2% 12.0% 355 621 725 828 977 1,080 1,184 (0.8%) 0.8% 2.1% Implied Equity Value at Implied Stock Price at Discount Net Avg. 2011/12 EBITDA Multiple of Avg. 2011/12 EBITDA Multiple of Rate Debt (b) 4.50x 5.25x 6.00x 4.50x 5.25x 6.00x 9.0% $764 $313 $428 $544 $3.32 $4.55 $5.78 10.0% 764 278 389 501 2.95 4.14 5.32 11.0% 764 245 352 460 2.60 3.74 4.88 12.0% 764 213 317 420 2.26 3.36 4.47 + =

Preliminary Weighted Average Cost of Capital 20 Source: Public filings, Wall Street research, Barra, Ibbotson and FactSet. Note: Enterprise values shown based on market values of debt. (a) Net Debt = ST Debt & LT Debt + Minority Interest + Preferred Stock - Cash & Cash Equivalents. (b) Predicted Barra Beta. (c) Unlevered Beta = Levered Beta/[1+(1-Tax Rate)(Debt/Equity)]. (d) Risk Free Rate is 10-Year Treasury Bond Yield. (e) Represents the long-horizon expected equity risk premium based on simple differences of historical arithmetic mean returns from 1926-2007. (Ibbotson Associates' 2008 Yearbook). (f) Small Cap Company risk premium from Ibbotson Associates' 2008 Yearbook for companies with market cap. between $1.9 million - $363.5 million. (g) Levering Factor = [1 + (1-Tax Rate)(Debt/Equity)]. Cost of Equity = (Risk Free Rate of Return)+(Levered Beta)(Equity Risk Premium). Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.)+(Cost of Equity)(Equity/Cap.). Based on Hat's Unlevered Beta, resulting WACC would be 10.9% - 13.4%. As of Equity Enterprise Net Debt (a) / Net Debt (a) / Levered Unlevered Cost of Lev. Company 03/23/09 Value Value Total Cap. Equity Value Beta (b) Beta (c) Equity E.W. Scripps $99 $124 38.3% 62.0% 2.213 1.613 18.4% Sinclair 81 767 90.3% 932.6% 2.376 0.360 19.5% Belo Corp 77 871 91.3% 1,043.5% 2.262 0.312 18.7% LIN 52 531 90.4% 943.9% 2.476 0.372 20.2% Media General 55 559 90.3% 934.3% 2.195 0.332 18.2% Entravision 40 279 88.4% 765.7% 2.590 0.463 21.0% Gray 24 474 94.4% 1,671.8% 2.211 0.200 18.4% Nexstar 20 356 94.7% 1,796.2% 2.232 0.190 18.5% Average 84.8% 1,018.7% 2.319 0.480 19.1% Median 90.4% 939.1% 2.247 0.346 18.6% Hat $213 $856 76.1% 318.3% 2.393 0.822 19.6% Assumptions Cost of Debt Marginal Tax Rate 40.0% Pre-Tax 10.0% 11.0% 12.0% 13.0% 14.0% Risk Free Rate of Return (d) 2.7% Post-Tax 6.0% 6.6% 7.2% 7.8% 8.4% Equity Risk Premium (e) 7.1% Small-Cap Size Premium (f) 5.8% 0.1 Debt / Debt / Average Levering Levered Cost of Cap. Equity Unl. Beta Factor (g) Beta Equity (h) Weighted Average Cost of Capital (i)(j) 30.0% 42.9% 0.480 1.26 0.604 12.8% 10.7% 10.9% 11.1% 11.3% 11.5% 50.0% 100.0% 0.480 1.60 0.768 13.9% 10.0% 10.3% 10.6% 10.9% 11.2% 70.0% 233.3% 0.480 2.40 1.152 16.7% 9.2% 9.6% 10.0% 10.5% 10.9% WEIGHTED AVERAGE COST OF CAPITAL - TV

WACC (Selected Research Analysts) The following table reflects the WACC assumed by various research analysts for companies in the selected companies universe (as of the date highlighted). The sector continues to lose research coverage. Source: Wall Street Research. Note: Schedule excludes Belo Corp., Media General and Nexstar as research analysts have not recently published any WACCs for those companies. 21 TELEVISION WACC WACHOVIA BARCLAYS WEDBUSH MORGAN Hat 9.0% (12/25/08) - 9.1% (3/5/09) Sinclair 12.0% (2/11/09) - - LIN TV 12.0% (3/12/09) - - Gray 10.0% (12/15/08) - - E.W. Scripps - 11.5% (2/09/09) - Entravision 10.0% (2/27/09) - 10.0% (2/27/09)

Selected Minority Buy-Outs Premia Schedule PROJECT TOP HAT DRAFT - PRELIMINARY AND CONFIDENTIAL

Selected Minority Buy-Outs Premia: Transactions Greater Than $250MM ($ in millions) 22 Source: SDC and public filings. Based on publicly available data as of March 23, 2009. Note: Includes selected US minority buy-out transactions over $250 million since January 1, 2000 in which owner of 50% or more of economics/voting interest acquires remaining public shares. Initial Offer as a Premium to: Final Offer as a Premium to: Date Announced Target Name Acquiror Name Form of Consideration % Held at Ann. Offer Value ($mm) 1 Day 1 Week 4 Weeks 1 Day 1 Week 4 Weeks % Price Increase 1/19/2000 Life Technologies Inc Dexter Corp CASH 71.7% 356.9 8.9% 11.4% 18.1% 8.9% 11.4% 18.1% 0.0% 2/2/2000 Thermo Instrument Systems Thermo Electron Corp STOCK 85.0% 831.7 27.0% 33.2% 94.3% 27.0% 33.2% 94.3% 0.0% 2/14/2000 CareInsite Inc Healtheon/WebMD Inc STOCK 65.0% 1,883.8 5.3% (0.7%) (3.4%) 5.3% (0.7%) (3.4%) 0.0% 2/22/2000 IXnet Inc Global Crossing Ltd STOCK 73.0% 876.9 18.1% 22.8% 25.9% 18.1% 22.8% 25.9% 0.0% 3/14/2000 Howmet International Inc Alcoa Inc CASH 84.6% 349.3 1.3% 0.7% 2.0% 13.5% 12.8% 14.3% 12.0% 3/17/2000 Vastar Resources Inc BP Amoco PLC CASH 82.0% 1,575.7 12.5% 15.5% 36.0% 31.5% 32.5% 59.0% 16.9% 3/21/2000 Travelers Property Casualty Citigroup Inc CASH 85.2% 2,449.3 23.0% 38.0% 33.3% 24.5% 39.5% 34.8% 1.1% 3/31/2000 Hartford Life Hartford Fin Svcs Group Inc CASH 81.5% 1,324.6 (2.3%) 3.4% 21.0% 12.1% 18.6% 38.8% 14.8% 7/9/2000 Life Technologies Inc Invitrogen Corp CASH/STOCK 75.0% 401.7 22.5% 22.5% 20.0% 22.5% 22.5% 20.0% 0.0% 7/24/2000 Phoenix Investment Partners Phoenix Home Life Mutual CASH 59.0% 430.1 14.3% 11.1% 29.0% 44.0% 40.0% 62.6% 26.0% 8/14/2000 BHC Communications Inc News Corp Ltd CASH/STOCK 76.1% 887.7 16.4% 13.4% 10.0% 16.4% 13.4% 10.0% 0.0% 8/15/2000 Infinity Broadcasting Corp Viacom Inc STOCK 64.3% 13,649.0 13.6% 7.0% 13.2% (6.7%) (12.1%) (7.0%) (17.9%) 8/30/2000 AXA Financial Inc AXA-UAP SA CASH/STOCK 60.3% 11,189.3 2.4% 7.5% 31.5% 4.6% 9.8% 34.3% 2.1% 9/21/2000 Hertz Corp Ford Motor Co CASH 81.5% 734.0 23.7% 20.6% (5.3%) 46.4% 42.7% 12.0% 18.3% 10/27/2000 Azurix Corp Enron Corp CASH 66.9% 330.1 96.5% 96.5% 96.3% 135.1% 135.1% 135.1% 19.7% 2/15/2001 Westfield America Westfield America Trust CASH 77.5% 287.0 12.5% 11.7% 14.5% 12.5% 11.7% 14.5% 0.0% 6/6/2001 Liberty Financial Cos Liberty Mutual Insurance Co CASH 70.5% 536.0 24.8% 40.1% 40.4% 24.8% 40.1% 40.4% 0.0% 10/10/2001 TD Waterhouse Group Toronto-Dominion Bank CASH 88.8% $402.6 45.2% 41.3% 25.9% 53.2% 49.1% 32.9% 5.6% 11/7/2001 Aquila Inc UtiliCorp United Inc STOCK 80.0% 414.2 15.0% 12.7% (16.1%) 15.0% 12.7% (16.1%) 0.0% 2/4/2002 Intimate Brands Inc Limited Inc STOCK 84.0% 1,644.7 7.8% 15.4% 22.1% 10.2% 18.0% 24.8% 2.2% 2/15/2002 NRG Energy Inc Xcel Energy Inc STOCK 74.4% 672.6 15.0% 19.8% (13.3%) 28.6% 34.0% (3.1%) 11.8% 2/19/2002 Travelocity.com Inc Sabre Holdings Corp CASH 70.0% 447.2 19.8% 15.2% 0.6% 45.8% 40.3% 22.5% 21.7% 8/20/2002 Pure Resources Inc Union Oil Co of California STOCK 65.0% 433.6 27.5% 34.3% 29.4% 20.7% 27.0% 22.4% (5.4%) 4/10/2003 Hotels.com USA Interactive STOCK 68.0% 1,237.2 13.0% 9.8% 28.0% 13.0% 9.8% 28.0% 0.0%

Selected Minority Buy-Outs Premia: Transactions Greater Than $250MM(cont'd) ($ in millions) 23 Source: SDC and public filings. Based on publicly available data as of March 23, 2009. Note: Includes selected US minority buy-out transactions over $250 million since January 1, 2000 in which owner of 50% or more of economics/voting interest acquires remaining public shares. Initial Offer as a Premium to: Final Offer as a Premium to: Date Announced Target Name Acquiror Name Form of Consideration % Held at Ann. Offer Value ($mm) 1 Day 1 Week 4 Weeks 1 Day 1 Week 4 Weeks % Price Increase 5/23/2003 Fidelity Natl Info Solutions Fidelity Natl Finl Inc STOCK 66.0% 391.9 24.1% 24.8% 37.3% 24.1% 24.8% 37.3% 0.0% 5/24/2004 WFS Financial Inc Westcorp STOCK 84.0% 310.5 3.5% 6.2% 5.1% 3.5% 6.2% 5.1% 0.0% 8/2/2004 Cox Communications Inc Cox Enterprises Inc CASH 62.2% 8,389.6 16.0% 14.7% 15.3% 26.0% 24.6% 25.2% 8.6% 1/10/2005 Fox Entertainment Group News Corp STOCK 82.1% 7,054.3 7.4% 7.0% 11.6% 9.8% 9.4% 14.1% 2.2% 1/18/2005 UGC Holdings Inc Liberty Media Intl Inc CASH/STOCK 53.0% 3,617.5 (0.6%) 3.5% 0.2% (0.6%) 3.5% 0.2% 0.0% 2/21/2005 Eon Labs Inc Novartis AG CASH 67.6% 932.9 11.0% 7.8% 23.5% 11.0% 7.8% 23.5% 0.0% 9/1/2005 7-Eleven Inc IYG Holding Co CASH 73.8% 1,301.5 14.7% 13.6% (1.1%) 32.3% 31.0% 14.1% 15.4% 9/12/2005 WFS Financial Inc Wachovia STOCK 84.0% 503.8 13.8% 11.5% 28.2% 13.8% 11.5% 28.2% 0.0% 2/6/2006 Lafarge North America Lafarge SA CASH 53.2% 3,023.3 16.7% 17.2% 21.2% 33.1% 33.6% 38.1% 14.0% 10/9/2006 NetRatings Inc VNU NV CASH 60.5% 377.5 9.8% 10.5% 11.3% 44.1% 45.0% 46.1% 31.3% 11/20/2006 TD Banknorth Toronto-Dominion Bank CASH 57.0% 3,232.1 6.5% 8.4% 7.1% 6.5% 8.4% 7.1% 0.0% 1/24/2007 21st Century Insurance Co AIG CASH 61.9% 930.8 19.0% 17.8% 10.0% 32.6% 31.2% 22.6% 11.4% 2/22/2007 Great American Finl Res Inc American Financial Group CASH 81.0% 254.6 8.6% 10.3% 7.9% 13.2% 15.0% 12.5% 4.3% 7/17/2007 Alfa Corp Alfa Mutual Co. CASH 54.8% 658.0 15.8% 15.9% 5.2% 15.8% 15.9% 5.2% 0.0% 10/15/2007 Meridian Gold Inc. Yamana Gold Inc CASH/STOCK 89.0% 358.0 (4.3%) 3.3% 11.4% (4.3%) 3.3% 11.4% 0.0% 10/23/2007 Waste Industries USA Inc Investor Group CASH 51.0% 272.2 29.1% 33.4% 28.4% 33.5% 38.0% 32.8% 3.4% 3/10/2008 Nationwide Finl Svcs Inc Nationwide Mutual Insurance Co CASH 66.5% $2,449.9 24.4% 14.4% 12.2% 37.8% 26.7% 24.3% 10.7% Average (All Transactions) 71.6% $1,844 17.0% 18.2% 19.3% 23.6% 24.8% 25.8% 5.5% Median (All Transactions) 71.1% 703 14.8% 14.0% 16.7% 19.4% 22.6% 22.8% 0.6% Average (Cash Transactions) 69.9% $1,296 20.2% 21.3% 19.8% 32.1% 33.1% 31.6% 9.8% Median (Cash Transactions) 70.0% 597 15.9% 15.0% 16.7% 31.9% 31.8% 23.9% 9.6% (a) (a)

Selected Minority Buy-Outs Premia: Transactions Between $50-$250MM (Since August 2007) ($ in millions) Source: SDC and public filings. Based on publicly available data as of March 23, 2009. Note: Includes selected US minority buy-out transactions over $50 million and less than $250 million since August 1, 2007 in which owner of 50% or more of economics/voting interest acquires remaining public shares. Initial Offer as a Premium to: Final Offer as a Premium to: Date Announced Target Name Acquiror Name Form of Consideration % Held at Ann. Offer Value ($mm) 1 Day 1 Week 4 Weeks 1 Day 1 Week 4 Weeks % Price Increase 12/17/2008 Flagstar Bancorp Matlin Paterson Global CASH 70.0% $50.0 33.3% 42.9% 23.1% 33.3% 42.9% 23.1% 0.0%